UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 29, 2010
(Date of Earliest Event Reported)

FUND.COM INC.
 (Exact name of Registrant as specified in its charter)

Delaware	001-34027	30-0284778
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Wall Street, 20th Floor, New York, New York, 10005
 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 618-1633

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On March 29, 2010, Fund.com Inc. (the “Company”) consummated the acquisition (the “Acquisition”) of Weston Capital Management, LLC (“Weston”), pursuant to a Securities Purchase and Restructuring Agreement dated as of March 26, 2010 (the “Purchase Agreement”) by and among the Company, Weston, PBC-Weston Holdings, LLC (“PBC”), Albert Hallac (“A. Hallac”) and the other persons who are parties signatory thereto (together with PBC and A. Hallac, the “Members”).

Founded in 1993 and headquartered in West Palm Beach FL, Weston is an originator and distributor of hedge funds, and earns fees on assets exceeding $1.0 billion under management.    It has three lines of business: it originates and markets fund of funds; it originates and markets single-manager hedge funds; and it raises capital to seed new hedge funds.

Pursuant to a newly executed long-term Employment Agreement, Weston founder Albert Hallac continues as CEO of Weston and a member of its board of managers and will direct Weston’s day-to-day operations and business strategy.  In addition, Fund.com Chairman Joseph J. Bianco joined as Chairman of the Board of Weston.

Under the Purchase Agreement:

• the Company acquired from all of the Members, an aggregate of 100% of the membership interests in Weston (the “Membership Interests”) for total consideration of $9,600,000 plus $1,500,000 in warrants described below, including

(i) 25% of the issued and outstanding Membership Interests purchased by PBC on or about June 5, 2006 (the “PBC Member Interests”), in consideration for the payment of $2,500,000 in cash and delivery of the “Warrant” described below; and

(ii) the remaining 75% of the issued and outstanding Membership Interests (the “Hallac Interests”) owned by Albert. Hallac, certain members of his family, and Victor Elmaleh (collectively, the “Hallac Members”), in consideration for the payment of $5,500,000, consisting of $500,000 in cash and delivery of the Company’s 4% $5,000,000 senior secured adjustable principal amount note due March 31, 2015 (the “Reset Note”);

• in addition to its purchase of 100% of the Membership Interests, the Company made an additional cash capital contribution to Weston in the aggregate amount of $800,000 in order to fund the integration of Weston and the AdvisorShares ETF business and for general working capital. The contribution was made in exchange for 9.1% of all issued and outstanding Membership Interests in Weston (the “Additional Purchased Membership Interests”); and

• the Company acquired the right and option, following the satisfaction of applicable regulatory approvals, to purchase 100% of the membership interests of Weston’s broker-dealer subsidiary, Weston Financial Services, LLC (the “Broker Subsidiary”) for nominal additional consideration.

In exchange for all of the Membership Interests in Weston, the Company provided the following consideration to the Members:

• cash payments equal to (i) $2,500,000 to PBC in exchange for the PBC Member Interests; (ii) $800,000 as a capital contribution to Weston; and (iii) $500,000 to Albert Hallac;

• a Class A common stock purchase warrant (the “Warrant”) to PBC entitling PBC to purchase, beginning September 29, 2010 (the “Six Month Anniversary Date”) through September 30, 2014, such number of shares of Class A common stock of the Company as shall be determined by dividing (A) $1,500,000, by (B) the volume weighted average price of the common stock for the 20 trading days immediately prior to the Six Month Anniversary Date; and

• the Reset Note to Albert Hallac and the other Hallac Members.

The Company is required to make an installment payment to the holders of the Reset Note in the amount of $2,450,000 on or before May 31, 2010 (the “Installment Payment”).

The remaining principal amount of the Reset Note is subject to adjustment on each of March 31, 2013, 2014 and 2015 (each, a “Reset Date”) in such greater or lesser amount equal to the holders’ aggregate percentage interests in the then fair market value of Weston. Such fair market value is to be determined based upon an independent business appraisal.  In addition, commencing on the first Reset Date and at any time on each subsequent Reset Date, the majority of the holders aggregate percentage interest in the Reset Note shall have the right to require that all or a portion of the then outstanding principal amount of the Reset Note (as adjusted based upon such fair market value appraisal) be prepaid by the Company (a “Mandatory Prepayment”), in an amount equal to the product of multiplying (i) the then applicable holders aggregate percentage interest being prepaid and converted, by (ii) the fair market value of 100% of the membership interests in Weston as at the applicable Reset Date (the “Prepayment and Conversion Amount”).  Such Prepayment and Conversion Amount shall be paid by the Company no later than 20 business days following the date of calculation of the applicable Prepayment and Conversion Amount as follows (A) 25% in cash; and (B) 75% (the “Prepayment Balance”) in such number of shares of Class A common stock as shall be equal to the quotient resulting from dividing the Prepayment Balance, by 90% of the volume weighted average price of the Class A common stock for the 20 trading days prior to the applicable Reset Date.  In the event that Albert Hallac is no longer employed by Weston due to his death, resignation or termination for cause, the Company shall have the right, at the Company’s Option exercised within 90 days thereafter, to prepay and convert all of the Reset Note as set forth above (an “Optional Prepayment”).

The Company’s obligation to pay the Installment Payment, when due, and comply with its other obligations under the Reset Note is secured by a pledge by the Company of 50.9% of the Membership Interests in Weston owned by the Hallac Members immediately prior to the closing date pursuant to a certain pledge agreement (the “Pledge Agreement”).

Under the terms of the Reset Note, for so long as the Company’s obligations under the Reset Note remain outstanding, the approval or consent of the holders of a majority in interest of the Reset Note or Albert Hallac is required to effect certain major transactions, including:

• changes to Weston’s Operating Agreement;

• any change in the fundamental nature of the business of Weston;

• any material deviation from any permitted fund investments of Weston;

• the dissolution, merger or consolidation of Weston or a sale of control of Weston;

• the issuance of any new Members Interests or the admission of new members in Weston;

• the making of any cash distributions from Weston to the Company unless 50.9% of each such distribution is paid in cash to the Hallac Members;

• the termination of the management and employment agreements with Jeffrey Hallac, Keith Wellner and Marcel Herbst for any reason other than their death, permanent disability or for Cause, as defined therein; and

• entering into any related party transaction with the Company or any of its affiliates

The foregoing is a summary of certain material terms and conditions of the Purchase Agreement, the Operating Agreement, the Warrant, the Note, and the Pledge Agreement, and not a complete discussion of such agreements.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of those agreements attached to this Current Report on Form 8-K in Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

On March 30, 2010, the Company issued a press release announcing the consummation of the Acquisition and certain other information, a copy of which is annexed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The Company financed its cash payments for the Weston acquisition through a series of private placements of its shares and from an advance under its August 2009 loan agreement with IP Global, Ltd.

On February 10, 2010, COS Capital Partners I, LLC purchased 9,047,619 Class A common stock of the Company for $1,900,000.  On March 1, 2010, LH Capital Partners LLC purchased 952,381 shares of Class A Common Stock for $200,000.  In March 2010, Recovery Capital purchased 952,381 shares of Class A Common Stock for $227,000.  Neither COS Capital Partners, LH Capital Partners nor Recovery Capital are affiliated with the Company or IP Global Ltd.

On March 8, 2010, IP Global Ltd. converted a portion of the principal amount of the then outstanding $1,150,750 amount due under a Company Note payable to IP Global into 3,600,000 shares of Class A Common Stock which it sold to an unaffiliated third party for $1,300,000.  Pursuant to its existing August 28, 2009 loan agreement with the Company, effective as of March 29, 2010, IP Global advanced an additional $1,300,000 to the Company to assist the Company in financing its acquisition of Weston.  Such additional advance increased the outstanding amount due to IP Global under the Company’s August 2009 loan Agreement from $730,750 to $2,030,750.  Such loan is due and payable on December 31, 2011.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.  The Company’s issuance of the Reset Note and the Warrant as partial consideration for the Weston Acquisition, and the Company’s sale of its Class A Common Stock to the above parties and increase of borrowings under its loan agreement with IP Global was made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended.

Item 8.01      Other Events.

As previously reported by the Company in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2010, effective as of August 28, 2009, the Company, IP Global Investors Ltd. (“IPG”) and Equities Media Acquisition Corp. Inc., a principal stockholder of the Company (“EMAC”, and together with IPG, the “Lenders”), consummated the transactions under a $2.5 million line of credit agreement pursuant to which the Lenders provided the Company with a line of credit facility which superseded and restated in its entirety a prior $1.343 million credit agreement with IPG entered into in April 2009.  As part of the transactions contemplated by the line of credit agreement, the Lenders or their designees received an option (the “Option”), expiring December 31, 2009 (the “Option Period”), to purchase up to 23.8 million restricted shares of Class A common stock (the “Option Shares”).  On March 26, 2010, the Company agreed to extend the Option Period to April 30, 2010.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1
Securities Purchase and Restructuring Agreement dated as of March 26, 2010 by and among Fund.com Inc., Weston Capital Management, LLC, PBC-Weston Holdings, LLC, Albert Hallac and the other persons who are parties signatory thereto.

10.2	Fifth Amended and Restated Operating Agreement of Weston Capital Management, LLC.

10.3	Warrant to Purchase Class A Common Stock of Fund.com Inc. issued to PBC- Weston Holdings, LLC.

10.4	$5,000,000 Senior Secured Promissory Note of Fund.com Inc. issued to the Hallac Members.

10.5	Pledge and Security Agreement dated as of March 26, 2010 by and among Fund.com Inc., the Hallac Members and Zukerman Gore Brandeis & Crossman, LLP, as collateral agent.

99.1	Press Release of Fund.com Inc. dated as of March 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUND.COM, INC.
 (Registrant)

By:    /s/ Gregory Webster
____________________________________________
Name:  Gregory Webster
Title:    Chief Executive Officer

Date:  April 2, 2010